UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, D.C. 20549

                                   FORM 8-K


                                CURRENT REPORT

       Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                              September 15, 2004
                              ------------------
                                Date of Report
                       (Date of Earliest Event Reported)

                                  ZALDIVA, INC.
                                  -------------
            (Exact Name of Registrant as Specified in its Charter)

        Florida                    000-49652               65-0773383
        -------                    ---------               ----------
     (State or other        (Commission File No.)     (IRS Employer I.D. No.)
      Jurisdiction)

                         2805 East Oakland Park Blvd., #376
                          Ft. Lauderdale, Florida 33306
                           ------------------------------
                      (Address of Principal Executive Offices)

                                 (877) 925-3482
                                 --------------
                          Registrant's Telephone Number

                                      N/A
                                      ---
         (Former Name or Former Address if changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
------------

     Article III(b) of the Articles of Incorporation of Zaldiva, Inc., a Florida corporation (the "Company"), provides that "[the Company] shall have the authority to issue 20,000,000 shares of preferred stock having a par value of one mill ($0.001) per share, with such limitations, rights and preferences as the Board of Directors of [the Company] shall determine."

     Acting pursuant to this authority, on September 10, 2004, the Company's Board of Directors unanimously consented to designate a series of 5,000,000 shares of preferred stock designated as "Series A 4% Convertible Preferred Stock." Pursuant to Section 607.0602(4) of the Florida Statutes, on September 15, 2004, the Company filed with the Florida Secretary of State Articles of Amendment designating the rights and preferences of the Series A 4% Convertible Preferred Stock. See the Exhibit Index, Item 9.01 of this Current Report.

     Item 9.01 Financial Statements and Exhibits.
     --------------------------------------------

     (c) Exhibits.

     Exhibit No.                 Exhibit Description
     -----------                 -------------------

          3                      Articles of Amendment to Articles of
                                 Incorporation


                                  SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   ZALDIVA, INC.



Date: 9-17-04                       /s/ Robert B. Lees
      --------                     ----------------------------
                                   Robert B. Lees, President and Director